As filed with the Securities and Exchange Commission on January 24, 2012.

Registration No. 333-178673

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POZEN INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	62-1657552
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1414 Raleigh Road, Suite 400

Chapel Hill, North Carolina 27517

(919) 913-1030

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John R. Plachetka, Pharm.D.

Chairman and Chief Executive Officer

POZEN Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, North Carolina 27517

(919) 913-1030

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Andrew P. Gilbert, Esq.

DLA Piper LLP (US)

300 Campus Drive, Suite 100

Florham Park, New Jersey 07932-1039

(973) 520-2550

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-178673) is filed solely for the purpose of amending and restating the “Incorporation of Certain Documents by Reference” section of the Registration Statement on Form S-3 (File No. 333-178673). Except as described above, there have been no other material changes to the Registration Statement on Form S-3 (File No. 333-178673).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information we file with them under Commission File No. 000-31719, which means that we can disclose important information to you by referring you to those publicly available documents. All of the information that we incorporate by reference is considered to be part of this prospectus, and any of our subsequent filings with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below and any future filings made by POZEN with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information furnished under Items 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, until the filing of a post-effective amendment to this prospectus which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold:

•	our annual report on Form 10-K for the year ended December 31, 2010, filed on March 10, 2011;

•	our proxy statement for our annual meeting of stockholders, filed on April 26, 2011;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2011, filed May 5, 2011;

•	our quarterly report on Form 10-Q for the quarter ended June 30, 2011, filed August 4, 2011;

•	our quarterly report on Form 10-Q for the quarter ended September 30, 2011, filed November 3, 2011;

•

our current reports on Form 8-K, filed on February 23, 2011, filed on March 15, 2011; filed on March 16, 2011; filed on March 22, 2011; filed on March 24, 2011; filed on April 15, 2011; filed on May 31, 2011; filed on June 14, 2011; filed on June 16, 2011; filed on July 11, 2011; filed on July 27, 2011; filed on August 9, 2011; filed on September 6, 2011; filed on September 21, 2011; filed on October 6, 2011, filed on November 23, 2011 and filed on December 8, 2011.

•

our description of common stock contained in our registration statement on Form 8-A, filed on October 6, 2000, (File No. 000-31719), as amended in our registration statement on Form 8-A, filed on January 12, 2005 (File No. 000-31719); and

•	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this registration statement and prior to the effectiveness of the registration statement.

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing us at POZEN Inc., 1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina 27517. Our telephone number is (919) 913-1030.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling stockholder will not make an offer of these shares in any jurisdiction where the offer is not permitted. You should not assume that information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapel Hill, State of North Carolina, on this 24th day of January, 2012.

POZEN INC.

By:	/s/ JOHN R. PLACHETKA
John R. Plachetka
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the date listed below.

	Signature	Title	Date

By:	/s/ JOHN R. PLACHETKA John R. Plachetka	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	January 24, 2012

By:	/s/ WILLIAM L. HODGES William L. Hodges	Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)	January 24, 2012

By:	/s/ JOHN E. BARNHARDT John E. Barnhardt	Vice President, Finance and Administration (Principal Accounting Officer)	January 24, 2012

By:	* Neal F. Fowler	Director	January 24, 2012

By:	* Arthur S. Kirsch	Director	January 24, 2012

By:	* Angela M. Larson	Director	January 24, 2012

By:	* Kenneth B. Lee, Jr.	Director	January 24, 2012

By:	* James J. Mauzey	Director	January 24, 2012

By:	* Martin Nicklasson, Ph.D.	Director	January 24, 2012

By:	* Jacques F. Rejeange	Director	January 24, 2012

By:	* Seth A. Rudnick, M.D.	Director	January 24, 2012

By:	/S/ JOHN R. PLACHETKA
John R. Plachetka, Attorney-in-fact

By:	/S/ WILLIAM L. HODGES
William L. Hodges, Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-1 of the Company filed August 11, 2000, File No. 333-35930).

4.2	Second Amended and Restated By-Laws of the Company. (Incorporated by reference to Exhibit 3.5 to Amendment No. 2 to the Registration Statement on Form S-1 of the Company filed August 11, 2000, File No. 333-35930).

4.3	Certificate of Designations of Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s current report on 8-K filed on January 13, 2005).

5.1*	Opinion of DLA Piper LLP (US).

23.1*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Powers of Attorney.

*	Previously filed.